Exhibit 3.1

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

November 4, 2016

Job Number: C20161104-0175
Reference Number:
Expedite:
Through Date:

Document Number(s)	Description	Number of Pages
20160486430-34	Stock Split	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: A Frieser
Certificate Number: C20161104-0175
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

Office of the Secretary of State Certified Copy November 4, 2016 The undersigned filing officer certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of Sate’s office, Commercial Recordings Division listed on the attached report. Stock Split 20160486430-34

1

BARBARA K. CEGAVSKE

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684-5706

Website: www.nvsos.gov

	Filed in the office of	Document Number 20160486430-34
Certificate of Change Pursuant	/s/ Barbara K. Cegavske	Filing Date and Time
to NRS 78.209	Barbara K. Cegavske	11/04/2016 8:00 AM
	Secretary of State	Entity Number
	State of Nevada	E00515685011-9

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of Corporation:

Genius Brands International, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

700,000,000 authorized shares of Common Stock, par value $0.001 per share.

10,000,000 authorized shares of Preferred Stock, par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

233,333,334 authorized shares of Common Stock, par value $0.001 per share.

100,000,000 authorized shares of Preferred Stock, par value $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued shares of the same class or series:

One (1) share of Common Stock will be issued in exchange for every three (3) shares of issued and outstanding Common Stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

All fractional shares of Common Stock will be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional)          Date: 11/07/16            Time: 5:00 PM

8. Signature:

/s/ Gregory B. Payne	Corporate Secretary
Signature of Officer	Title